EXHIBIT 1.01

CONFLICT MINERALS REPORT

MICROCHIP TECHNOLOGY INCORPORATED
In Accord with Rule 13p-1 Under the Securities Exchange Act of 1934

This report for the year ended December 31, 2021, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 ("Rule 13p-1"). Rule 13p-1 was adopted by the United States Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank"). Rule 13p-1 imposes certain reporting obligations on SEC registrants whose products contain conflict minerals necessary to the functionality or production of their products. Conflict Minerals are defined by Rule 13p-1 as gold, cassiterite, columbite-tantalite, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten.

If a registrant has reason to believe that any conflict minerals in their supply chain may have originated in the Democratic Republic of the Congo or an adjoining country ("Covered Countries"), or if they are unable to determine the country of origin of conflict minerals or that their products are manufactured entirely from recycled and scrap sources, then the issuer must exercise due diligence on the source and chain of custody of the conflict minerals. The registrant must annually submit a Conflict Minerals Report ("CMR") to the SEC that includes a description of those due diligence measures. This report is Microchip Technology Incorporated's CMR for the reporting calendar year ended December 31, 2021.

This report is not audited, as Rule 13p-1 and current SEC guidance provide that if the registrant is not declaring products as "DRC Conflict Free," the CMR is not subject to an independent private sector audit ("IPSA").

1.    COMPANY OVERVIEW

MICROCHIP TECHNOLOGY INCORPORATED develops, manufactures, contracts to manufacture and sells specialized semiconductor products used by its customers in a wide variety of embedded control applications. Microchip Technology Incorporated was incorporated in Delaware in 1989. In this CMR, "we," "us," and "our" each refers to Microchip Technology Incorporated and its subsidiaries ("Microchip"). Our executive offices are located at 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199 and our telephone number is (480) 792-7200.

Our Internet address is www.microchip.com. This CMR will be posted on our website with other SEC filings under About/Investor Relations as soon as reasonably practicable after it is electronically filed with the SEC. All of our SEC filings are available on our website free of charge. Additionally, this CMR will be posted on our designated Responsible Minerals Sourcing webpage at the internet address https://www.microchip.com/en-us/about/corporate-responsibility/responsible-minerals-sourcing.

The information on our website is not incorporated into this CMR.

1.1    Microchip Products

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. The company's solutions serve more than 120,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.

A more detailed discussion of our product categories and the products relating to each category for calendar year 2021 are contained in our Annual Reports and SEC filings available on: https://www.microchip.com/documentlisting/annual-reports.

For the purposes of this report, Microchip’s products are further delineated in the table below separating integrated circuits from all other types of products.

All references to “Microchip” products hereafter include Microchip and all subsidiaries’ products in Categories A and B that were manufactured by Microchip or its subsidiaries, or contracted by Microchip or its subsidiaries to be manufactured, and within the scope of Rule 13p-1 ("Microchip products") unless specifically attributed to Microchip or a specific subsidiary (e.g. "Microchip Category A products" vs. "subsidiary Category A products").

Conflict Minerals Disclosure Category	Conflict Minerals Product Description
A
Integrated circuits including touch screen controller ICs (e.g., PIC® Microcontrollers, Microprocessors, dsPIC® Digital Signal Controllers, touch and gesture sensing solutions, analog and interface, RF front-end products, wireless audio, USB and wireless solutions, embedded security products, memory products, medical electronics, LED drivers, printer/EL drivers, telecommunications, general industrial). Integrated circuits including field programmable gate arrays ("FPGAs"),
 Application-Specific Integrated Circuits ("ASICs"), Power-over-Ethernet ICs and legacy discrete components

B	RF modules and touch screen controller boards
System-in-Package (SiP) hybrid modules
System on chip solutions ("SoCs"), Power management products, timing and synchronization devices and precise time solutions, voice processing devices, radio frequency ("RF") solutions, discrete components contained in peripheral equipment, enterprise storage and communication solution products, midspans, security technologies and scalable anti-tamper products, Ethernet solutions, as well as custom design capabilities and services

R&D application development printed circuit boards and system kits

During the analysis of Microchip products it was found that small quantities of tin, tantalum, tungsten and/or gold ("3TG"), necessary to their functionality or production, are found in substantially all Microchip products (Categories A and B).

1.2    Conflict Minerals Report

For all product categories, Microchip has been unable to conclusively determine the origin of the 3TG that its products contain, or to conclusively determine to what extent they come from recycled or scrap sources, the facilities used to process them, their country of origin, or their mine or location of origin. Microchip’s suppliers reported at broad levels, often at the company or large product family level. None of the suppliers identified which entities sourced Microchip products, and none of them reported that all entities identified on their Responsible Minerals Initiative Conflict Minerals Reporting Template ("RMI-CMRT") sourced Microchip products. This report describes Microchip’s Reasonable Country of Origin Inquiry (“RCOI”) for context, the due diligence measures taken on the 3TG source and chain of custody, a description of the products manufactured or contracted to be manufactured for which Microchip controlled the design and specified or approved the utilized materials, as well as the results of its due diligence efforts, and expected risk assessment and mitigation steps.

1.3    Conflict Minerals Policy

Microchip has a conflict minerals policy. Our policy is available on our company website at https://www.microchip.com/en-us/about/corporate-responsibility/responsible-minerals-sourcing.

2.    MICROCHIP’S REASONABLE COUNTRY OF ORIGIN INQUIRY (RCOI) RESULTS

Since 2020, Microchip has been contracting with an industry leading third-party provider to help in conducting our annual RCOIs for our supply chains.

2.1    Category A Products

For Category A products, beginning in July 2021, Microchip sent requests with a set of instructional documents to its well-defined raw material suppliers and contract manufacturers, requesting completion of the RMI CMRT.

The responses were reviewed against developed criteria to determine valid answers and to identify candidates for subsequent inquiry ("Response Criteria"). For Microchip Category A inquiries, responses were received from all first-tier suppliers. Most responses were considered valid in first submission, while some required subsequent inquiries.

TABLE 1
    Category A Products, Smelter Metrics - 2361 Total Smelters

Metal	Smelters recognized by the RMI RMAP to be Conformant with their responsible minerals sourcing protocols	Smelters actively participating in sourcing audits by RMI RMAP, TI-CMC, LBMA, or similar	Smelters that use 100% scrap or recycled sources	Smelters known to source from the Covered Countries or for which there is reason to believe may source from the Covered Countries
Tantalum	35 of 35	0 of 35	5 of 35	18 of 35
Tin	51 of 57	6 of 57	10 of 57	4 of 57
Tungsten	38 of 38	0 of 38	5 of 38	7 of 38
Gold	106 of 106	0 of 106	43 of 106	6 of 106

All smelters for Category A products known to source from the Covered Countries, or for which there is reason to believe may source from the Covered Countries, are recognized as Conformant with RMI Responsible Minerals Assurance Process (RMAP) protocols and are listed on the RMI's "Conformant" smelter list.

1 The total number of reported smelters represents verified legitimate smelters or refiners of 3TGs, that have been reported by at least one of your suppliers in our 2021 RCOI. Data is provided by our third-party due diligence consultants.

2.2    Category B Products

As with Category A products, Microchip started the RCOI for Category B products in July 2021. Having previously identified and queried the printed circuit board manufacturers and the subcontract manufacturers’ unique materials, it successfully expanded its inquiry of discrete component manufacturers for all categories and manufacturers of peripheral equipment.
TABLE 2
Category B Products, Smelter Metrics - 3362 Total Smelters

Metal	Smelters recognized by the RMI RMAP to be Conformant with their responsible minerals sourcing protocols	Smelters actively participating in sourcing audits by RMI RMAP, TI-CMC, LBMA, or similar	Smelters not actively participating in sourcing audits by RMI RMAP, TI- CMC, LBMA, or similar	Smelters that use 100% scrap or recycled sources	Smelters known to source from the Covered Countries or for which there is reason to believe may source from the Covered Countries
Tantalum	35 of 35	0 of 35	0 of 35	4 of 35	18 of 35
Tin	51 of 80	12 of 80	17 of 80	13 of 80	4 of 80
Tungsten	41 of 49	5 of 49	3 of 49	7 of 49	7 of 49
Gold	105 of 172	6 of 172	61 of 172	60 of 172	17 of 172

Forty-six smelters for Category B products are known to source from, or there is reason to believe they may be sourcing from, the Covered Countries. Thirty-five of these smelters are recognized as Conformant with RMI Responsible Minerals Assurance Process (RMAP). The remaining eleven smelters are not recognized as RMAP-Conformant, thus requiring additional due diligence. For more information on these eleven smelters, please see section 3.3.1 titled “Category B Identified Risks.”

3.    MICROCHIP'S DUE DILIGENCE PROCESS

3.1    Design of Due Diligence

Microchip made a good faith effort in the reporting year to work within the framework of the Organization for Economic Co-Operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing ("OECD Guidance") and related Supplements for 3TG, as it relates to its position in the supply chain as a “downstream company.”

3.2    OECD Step 1: Strong Company Management Systems

Microchip operates under a set of Guiding Values and a Code of Business Conduct & Ethics that form the foundation of all management systems at Microchip. Our Guiding Values and Code of Business Conduct & Ethics can be found on our website: https://www.microchip.com/en-us/about/investors/investor-information/mission-statement.
2 The total number of reported smelters represents verified legitimate smelters or refiners of 3TGs that have been reported by at least one of our suppliers in our 2021 RCOI. Data is provided by our third-party due diligence consultants.

Continuing through the reporting year, Microchip expressed its concern and commitment regarding conflict minerals sourcing from the DRC and Covered Countries in a publicly available policy statement on conflict minerals as outlined in Section 1.3.

In addition, Microchip communicates our concern and commitment regarding conflict minerals sourcing from the DRC and Covered Countries in our Terms and Conditions of Purchase that accompany every order acknowledgement.

3.2.1    Internal Team

Continuing through the reporting year, Microchip's management system for conflict minerals included a team of corporate representatives from relevant functions, including corporate social responsibility, legal, manufacturing, corporate environmental services, product environmental, supply management, and risk management. The team is sponsored by Microchip's Sr. VP of Backend Operations, and senior management was briefed about the results of due diligence efforts, including minerals sourcing risks.

The conflict minerals team is responsible for implementing the conflict minerals compliance strategy, including formalizing conflict minerals due diligence practices, developing supplier risk assessment criteria and responses to risk. The team is led by the Senior Manager, ESG Assurance, who acts as the conflict minerals program manager.

3.2.2    Supply Chain Control Systems

To encourage the establishment of a system of controls and transparency over the mineral supply, Microchip participates in the Responsible Minerals Initiative ("RMI"). Participation allows Microchip to promote validation programs (such as the RMAP or standards enacted by the London Bullion Market Association (“LBMA”) or the Responsible Jewellery Council (“RJC”)), increase our knowledge of smelters and refiners in the supply chain, understand the scope and process for audit and validation program plans for metal-specific trade organizations, gain insight into which smelters are known to source from the covered countries, and join discussions of emerging practical due diligence experiences. During the reporting year, Microchip engaged two third-party due diligence consultants experienced with smelter sourcing research and with proven records of smelter engagement. The consultants reviewed smelter data obtained from Microchip’s 2021 RCOI for Category A products and raw, unsorted smelter data from 2021 RCOI for Category B products, and then prepared a technical file for each. Mineral sourcing risk, including customer perception of sourcing risk, was presented to Microchip's senior management.

3.2.3    Microchip Supplier Engagement

In Calendar Year 2021, Microchip engaged an industry-leading third-party provider to help conduct our supplier engagement. This engagement included training and educational materials and supplier support. Microchip and the third-party provider reviewed responses against criteria designed to determine the number of valid responses ("Response Criteria") and followed up with corrections and clarifications as needed.

Microchip’s supplier engagement activities in the reporting year focused primarily on Category A suppliers. During the reporting year, Microchip requested completion of the RMI CMRT by raw material suppliers and subcontract manufacturers of Category A products and ultimately received a 100% response rate from those said suppliers.

For Microchip’s Category B products, Microchip continued its engagement with the second and third-tier discrete component and peripheral equipment suppliers using the RMI CMRT and educational materials, but continued to encounter circumstances where some manufacturers of the discrete components declined to provide a completed CMRT due to the indirect nature of Microchip’s relationship with such suppliers (Microchip’s contract manufacturers are discrete component suppliers’ direct customers and are therefore not responsible for sharing details regarding the discrete components). Microchip has begun to work more closely with its contract manufacturers to bridge this gap, however, hurdles still exist with the discrete component suppliers. During the reporting year, Microchip received a 75% response rate from suppliers for Category B products. This response rate is lower than past years as the continuing COVID-19 pandemic had a deep impact on the third-tier suppliers.

3.2.4    Grievance Mechanism

Microchip provides grievance mechanisms so that employees, suppliers, and others can report suspected non-compliance with legal requirements and suspected non-compliance with Microchip's Code of Business Conduct & Ethics.

Our Code of Business Conduct & Ethics policy (HR-690), Compliance with Laws policy (HR-685) and Reporting Legal Non-Compliance policy (HR-675) include complaint procedures. These policies are publicly available at https://www.microchip.com/about-us/corporate-responsibility/ethics-conduct.

For conflict minerals related grievances, Microchip employees and external parties may also submit concerns or information to ConflictMinerals@Microchip.com.

3.2.5    Maintain Records

Microchip has developed a process for collecting and retaining RCOI and due diligence documentation that was directed, controlled, and archived by the conflict minerals team.

3.3    OECD Step 2: Identification and Assessment of Risk in the Supply Chain

Because of Microchip’s size, the complexity of its products, and the depth, breadth, and evolution of its supply chain, it may be challenging to identify suppliers upstream from its first tier (direct) suppliers. Accordingly, Microchip identifies direct suppliers which may contain conflict minerals and pursues smelter identification using the RMI CMRT. Additionally, Microchip leverages its membership in the RMI as an integral part of its supply chain identification and due diligence and risk assessment process. Furthermore, Microchip uses its third-party due diligence consultants to gain insight into SORs’ sourcing practices, and their internal due diligence procedures to help with risk assessment.

3.3.1    Category B Identified Risks

The following smelters pose a potential risk due to sourcing (or we have reason to believe they may be sourcing) from the Covered Countries and not being RMAP-Conformant:
African Gold Refinery (CID003185, Gold)
Augmont Enterprises Private Limited (CID003461, Gold)
Dijllah Gold Refinery FZC (CID003348, Gold)
Fidelity Printers and Refiners Ltd. (CID002515, Gold)
Fujairah Gold (CID002584, Gold)
Industrial Refining Company (CID002587, Gold)
International Precious Metal Refiners (CID002562, Gold)
Kaloti Precious Metals (CID002563, Gold)
Shirpur Gold Refinery Ltd. (CID002588, Gold)
Sudan Gold Refining (CID002567, Gold)
Value Trading (CID003617, Gold)

When it is discovered that a smelter or refiner presents a credible risk of irresponsible sourcing based upon our third-party due diligence research, Microchip will work with and educate its suppliers about the risks of having this type of smelter in its supply chain and, where necessary, begin the process of disengaging with the non-cooperating component manufacturers where mitigation appears not feasible or unacceptable.

3.4    OECD Step 3: Strategy to Respond to Identified Risks

Microchip believes that understanding smelter sourcing practices is the best method that can eventually lead to the determination of a product's conflict status. To that end, Microchip is a member of the RMI and it reviews the lists of smelters reported by its supply chain against the RMI’s RMAP "Conformant" smelter lists, the "Active" smelter lists, and the TI-CMC "Active" smelter list (TI-CMC Category A, Members Progressing Toward RMAP Validation). In addition, Microchip utilizes RMI-recognized third-party consultants to help identify risks throughout its supply chain. It also engages with those suppliers who are believed to be supplying 3TG from sources that support conflict in the Covered Countries, with an end goal of establishing an acceptable alternative source of 3TG not supporting such conflict. Microchip also engages with smelters reported by its supply chain and for which we can locate viable contact information to voluntarily participate in the RMI RMAP or similar sourcing audit programs leading to recognition by the RMI RMAP as Conformant with the organization’s responsible minerals sourcing protocols.

3.5    OECD Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Microchip does not typically have a direct relationship with 3TG smelters and refiners and does not perform direct audits of these entities within its supply chain. Microchip does, however, leverage its third-party due diligence consultants to contact smelters and refiners with which it does not have direct relationships or which it does not have the ability to contact. Using its third-party due diligence consultants, Microchip gains insight into SORs’ sourcing practices and their internal due diligence procedures. Microchip’s third-party due diligence consultants also encourage non-conformant/non-participating SORs to become conformant by joining the RMI or affiliated groups on Microchip’s behalf. Additionally, Microchip utilizes and supports the due diligence conducted by programs like the RMI to conduct and coordinate third-party audits to validate 3TG processor sourcing practices.

3.6    OECD Step 5: Report Annual Supply Chain Due Diligence

Microchip’s Due Diligence Review criteria includes a determination of the geographic location, whether there is a known, actively mined, and economically viable reserve of 3TG in the area, whether there is positive evidence of responsible and/or irresponsible sourcing, whether there is contrary evidence of responsible sourcing - all from publicly available sources, the smelters’ websites, the UN Group of Experts, NGOs, the RMI and similar organizations, and from our due diligence consultant’s communication with certain smelters. Please refer to Section 3.3 of this Conflict Minerals Report for the discussion on the steps taken on these ten findings.

As a result of continuous due diligence with suppliers and smelters through its third-party consultant teams, Microchip has determined that approximately 97.5% of smelters in its Category A product supply chain are RMAP conformant and 2.5% are actively pursuing their conformant status as of the end of our RCOI. The conformant percentage is ~2% lower from what was observed in previous five years.

Similarly, as a result of our continuous due diligence with suppliers and smelters which are part of Microchip’s Category B product supply chain as well as through working with third-party consultants, Microchip has determined that approximately 69.1% of its smelters are RMAP conformant, 6.8% are actively pursuing their conformant status, and 24.1% are currently not enrolled in a validation program. This is a slight decrease from what was observed at the end of our 2020, 2019, 2018, and 2017 RCOI.

Based on RCOI information provided by suppliers in Microchip's supply chains, its due diligence efforts, and due diligence provided by our third-party consultants, the SORs that may have processed the 3TG in Microchip's Category A products include those listed in Table 1. The SORs that may have processed the 3TG in Category B products include those listed in Table 2.

Based on its due diligence efforts, Microchip does not have sufficient information to conclusively determine the countries of origin for the 3TG in its products. Based on the information provided by Microchip's suppliers, our third-party due diligence consultants, the RMI, and others, Microchip believes that the countries of origin for the 3TG in our products include the countries listed in Table 7.

While sixty-three smelters in Category A products were identified as exclusively using scrap or recycled sources of 3TG, it was determined that no correlation can be made to any specific Microchip Category A product type, technology family, or part number. No Microchip Category A product is made exclusively with 3TG solely sourced from scrap or recycled sources.

Additionally, although eighty-four smelters in Category B products were found to source from scrap or recycled sources of 3TG exclusively, it was determined that no correlation can be made to any specific Microchip Category B product types, technology family, or part number. No Category B product is made exclusively with 3TG solely sourced from scrap or recycled sources.

Microchip's independent due diligence produced information suggesting thirty-five reported smelters in Category A products either are known to source from the Covered Countries, or there is reason to believe they may or could source from the Covered Countries based upon business relationships. Each of these smelters is recognized by the RMI to be Conformant with the organization’s responsible minerals sourcing protocols and are listed on the RMI RMAP “Conformant” smelter lists.

In Category B products, Microchip's independent due diligence produced information suggesting forty-six reported smelters either as known to source from the Covered Countries or there is reason to believe they may source from the Covered Countries. Thirty-five of the smelters are recognized by the RMI to be “Conformant” with the organization’s responsible minerals sourcing protocols and are listed on the RMI RMAP “Conformant” smelter lists. For the eleven smelters reported to be in the supply chain for Category B products that were not recognized by the RMI as Conformant, Microchip performed additional due diligence.

In addition to this CMR, Microchip communicates its conflict minerals activities in its annual Sustainability Report and in the conflict minerals sourcing policy, which are available on our company website: https://www.microchip.com/en-us/about/corporate-responsibility. The information on our website is not incorporated into this CMR.

3.6.2    Efforts to Determine Mine or Location of Origin

Microchip has established that participation in RMI, requesting its suppliers complete the RMI CMRT, and retaining third-party due diligence consultants in the reporting year are reasonable ways to determine the mines or countries of origin of the 3TG in its supply chain. Microchip’s Countries of Origin and Reason to Believe Countries of Origin list as provided by the best of its ability based on data provided by the third-party due diligence consultants is listed in Table 7 of this CMR.

3.6.3    Smelters or Refiners

Microchip does not source 3TG directly from the Covered Countries, and Microchip typically does not source 3TG directly from smelters or refiners. The exceptions are gold sputter targets, gold bond wire, and tin anode. All gold sputter targets, gold bond wire, and tin anode, were purchased from smelters or refiners recognized by the RMI RMAP as Conformant with the organization’s responsible minerals sourcing protocols.

Based on RCOI information provided by suppliers in Microchip’s supply chains, its own due diligence efforts, and due diligence provided by its consultants, the facilities that may have processed the 3TG in Microchip’s Category A products include those listed in Table 1.

4.    STEPS TO BE TAKEN TO MITIGATE RISK

Microchip intends to take the following steps to improve the due diligence and further mitigate risk of using necessary 3TGs which could potentially benefit armed groups in the Covered Countries:

a.Continue to work with the RMI and/or other relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance and/or other SEC recognized framework.
b.Consolidate RCOI and due diligence practices and activities into a conflict minerals management system. Continue to retain third-party due diligence consultants experienced with smelter sourcing research and direct smelter engagement.
c.Conduct bi-annual reporting year RCOI for Category A products using the RMI CMRT. Microchip will communicate its expectation that suppliers for Category A products continue working to remove uncooperative smelters and smelters that are not actively participating with the RMI RMAP, or similar sourcing programs, from the products they provide to Microchip.
d.Conduct annual reporting year RCOI for Category B products using RMI CMRT. Microchip will communicate its expectation that suppliers for Category B products continue working to remove uncooperative smelters and smelters that are not actively participating with the RMI RMAP, or similar sourcing programs, from the products they provide to Microchip through Microchip's contract manufacturers.
e.Continue to develop supplier engagement strategies that may improve the RCOI response rate for Category B suppliers where Microchip is a second-tier customer or lower.
f.Through our efforts or those of our due diligence consultants, engage with selected smelters to encourage participation with the RMI RMAP responsible minerals sourcing audits.
g.Continue to remove smelters from our Category A supply chain that become uncooperative with the RMI RMAP or who were, at one time, voluntarily participating with the RMI RMAP responsible minerals sourcing audit program or similar programs, but who have fallen off the “Conformant” smelter lists (unless the RMI places the smelter into its “smelters undergoing extended corrective action” category). Microchip will review the business need for a smelter in this category and may, depending on the cause for removal and the nature and content of affirmative commitments made by the affected smelter, choose to retain the smelter in its supply chain.
h.Engage with direct suppliers found to be supplying us with 3TG from sources that support conflict in any Covered Country to seek to establish an acceptable alternative source of 3TG.

TABLE 5

Category A Products

Smelters Reported to be in Supply Chain

Metal	Smelter Name	Smelter Country
Gold	8853 S.p.A.	ITALY
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY

Metal	Smelter Name	Smelter Country
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Metal	Smelter Name	Smelter Country
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA

Metal	Smelter Name	Smelter Country
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalúrgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Timah Nusantara	INDONESIA

Metal	Smelter Name	Smelter Country
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Metal	Smelter Name	Smelter Country
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

TABLE 6

Category B Products

Smelters Reported to be in Supply Chain

Metal	Smelter Name	Smelter Country
Gold	8853 S.p.A.	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Metal	Smelter Name	Smelter Country
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION

Metal	Smelter Name	Smelter Country
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	L'Orfebre S.A.	ANDORRA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Metal	Smelter Name	Smelter Country
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	L'Orfebre S.A.	ANDORRA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Metal	Smelter Name	Smelter Country
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Metal	Smelter Name	Smelter Country
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Value Trading	BELGIUM
Gold	WEEEREFINING	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND

Metal	Smelter Name	Smelter Country
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalúrgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA

Metal	Smelter Name	Smelter Country
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

TABLE 7

Countries of Origin4

Argentina	Democratic Republic of the Congo	Japan	Nigeria	Sweden
Australia	Egypt	Kazakhstan	Papua New Guinea	Tajikistan
Austria	Egypt	Korea	Peru	Tanzania
Belgium	French Guyana	Kyrgyzstan	Philippines	Thailand
Bolivia	Germany	Laos	Poland	Turkey
Brazil	Ghana	Malaysia	Portugal	Uganda
Burkina Faso	Guinea	Mali	Russia	United States of America
Burundi	Guyana	Mexico	Rwanda	Uzbekistan
Canada	Honduras	Mozambique	Serbia	Vietnam
Chile	India	Myanmar	South Africa	Zambia
China	Indonesia	Namibia	Spain	Zimbabwe
Colombia	Ivory Coast	Nigeria	Sudan

4 Microchip’s Countries of Origin and Reason to Believe Countries of Origin list as provided by the best of our ability based on data provided by our third-party due diligence consultants.

Caution Concerning Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the statements that we are working toward an end goal to establish an acceptable alternative source of 3TG not supporting conflict, that we plan to engage with any of our suppliers whom we have reason to believe are supplying us with 3TG from sources that support conflict in the DRC, that certain smelters pose a potential risk due to sourcing (or we have reason to believe they may be sourcing) from the Covered Countries and not being RMAP-Conformant), that Microchip will work with and educate its suppliers about the risks of having this type of smelter in its supply chain and, where necessary, begin the process of disengaging with the non-cooperating component manufacturers where mitigation appears not feasible or unacceptable, and the steps set forth in Section 4 that we intend to take to improve the due diligence conducted. We also use words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. All forward-looking statements involve risk and uncertainty. Our actual results could differ materially from the results anticipated in these forward-looking statements for a number of reasons including changes in our supply chain, our ability or inability to obtain an adequate supply of materials from current or alternative suppliers and the cost of such materials, the level of cooperation we receive from our suppliers with respect to our further due diligence, changes in regulations in the U.S. or other countries (including the Covered Countries), or changes in political or economic conditions in the U.S. or other countries (including the Covered Countries). For a detailed discussion of these and other risk factors, please refer to Microchip's filings on forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements. We disclaim any obligation to update information contained in any forward-looking statement.